Exhibit 5

                           Brown, Todd & Heyburn PLLC
                              3200 Providian Center
                           Louisville, Kentucky 40202



March 27, 1997

Trans Financial, Inc.
500 East Main Street
Bowling Green, Kentucky  42101

 Registration Statement on Form S-3

Board of Directors:
     We have acted as counsel to Trans Financial, Inc., (the "Company"), in connection with the registration of 46,666 shares (the "Shares") of the Company's common stock (the "Common Stock") that may be offered for sale for the account of Morgan Keegan & Co., Inc., (the "Selling Stockholder") as more fully described in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion is an exhibit, and in the Prospectus constituting a part thereof (the "Prospectus").
     As such counsel, we have examined originals, or copies certified to our satisfaction, of the Company's Articles of Incorporation and Bylaws, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as we have deemed relevant and necessary as a basis for our opinion. In such examination we have assumed the genuineness of all documents submitted to us as originals and the conformity with the original document of documents submitted to us as copies. In addition, as to matters of fact only, we have relied to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.
     Based upon the foregoing, we are of the opinion that the Shares of Common Stock offered for sale for the account of the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.
     The opinions expressed herein are limited to the corporate laws of the Commonwealth of Kentucky and we express no opinion as to the effect on the matters covered by any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.

                                                    Very truly yours,

                                                   Brown, Todd & Heyburn PLLC
                                                   /s/ James A. Giesel
                                                   James A. Giesel, Member